(KPMG Peat Marwick LLP Letterhead)



                            INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
The Minnesota Mutual Life Insurance Company and
Contract Owners of Minnesota Mutual Variable Annuity Account:


We consent to the use of our reports included herein and to the reference to our Firm under the heading "AUDITORS" in Part B of the Registration Statement.



                             KPMG Peat Marwick LLP



Minneapolis, Minnesota
April 23, 1997